UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

PRIMUS GUARANTY, LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation or organization)

001-32307 (Commission File Number)	Not Required (I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Primus Guaranty, Ltd. (the “Company”) is filing this Form 8-K to describe executive officer compensation approved on February 7, 2008.

ANNUAL BONUSES FOR 2007

Cash bonuses in the following amounts were approved:

Name	Cash Bonus
Thomas W. Jasper	$0
Richard Claiden	$200,000
Charles McLendon	$0

2008 RESTRICTED STOCK UNIT AWARDS

Pursuant to the Company’s 2004 Share Incentive Plan (the “Incentive Plan”), restricted stock unit awards in the following amounts were approved:

Name	2008 RSU Award ($)	2008 RSU Award (# of shares)
Thomas W. Jasper	$1,203,500	290,000
Richard Claiden	$ 749,714	180,654
Charles McLendon	$ 830,000	200,000

Each RSU award will vest in three equal annual installments beginning one year from February 7, 2008, the date of the grant. The number of shares included in each award was calculated by dividing the dollar value of the award by $4.15, which was the closing price of the Company’s common stock on the New York Stock Exchange on the day of the grant.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.
By:	/s/ Richard Claiden
Richard Claiden Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

Dated: February 11, 2008